UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

BBX Capital Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by BBX Capital Corporation on September 18, 2020.

BBX Capital Corporation Provides Update Regarding

Trading of its Class A Common Stock and Class B Common Stock

Pending Completion of the Spin-Off of BBX Capital Florida LLC

— “Due-Bills” Trading to Commence on September 21, 2020 —

FORT LAUDERDALE, Florida – September 18, 2020 – BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) announced today that, during the period commencing with the opening of trading on September 21, 2020 and ending on the close of trading on September 30, 2020, the contemplated distribution date for the Company’s previously announced proposed spin-off of BBX Capital Florida LLC, the Company’s Class A Common Stock and Class B Common Stock will continue to trade “regular way” on the New York Stock Exchange and OTCQX, respectively, but on a “due-bills” basis.

Prior to the spin-off, BBX Capital Florida LLC will be converted into a Florida corporation named BBX Capital, Inc. (“New BBX Capital”). If the spin-off is completed, the Company will distribute to its shareholders one share of New BBX Capital’s Class A Common Stock for each share of the Company’s Class A Common Stock held of record as of the close of trading on September 22, 2020, the record date for the distribution, and one share of New BBX Capital’s Class B Common Stock for each share of the Company’s Class B Common Stock held of record as of the close of trading on September 22, 2020. Shareholders of the Company will also retain their shares of the Company’s Class A Common Stock and/or Class B Common Stock.

A trade with due-bills represents an assignment of the right to receive the shares of New BBX Capital’s Class A Common Stock or Class B Common Stock, as applicable. Accordingly, shareholders of the Company who sell shares of the Company’s Class A Common Stock or Class B Common on or after September 21, 2020 through the close of trading on September 30, 2020 (the “due-bill period”) will also be selling their right to receive the shares of New BBX Capital’s Class A Common Stock or Class B Common Stock, respectively, to be distributed to the Company’s shareholders in connection with the spin-off. The “Ex-Distribution” date for the distribution of shares of New BBX Capital’s Class A Common Stock and Class B Common Stock in connection with the spin-off will be October 1, 2020. There will not be “when-issued” trading of New BBX Capital’s Class A Common Stock or Class B Common Stock.

Buyers and sellers of the Company’s Class A Common Stock or Class B Common Stock during the due-bill period should consult with their broker in connection with any proposed transaction in the Company’s Class A Common Stock or Class B Common Stock during the due-bill period to be sure they understand the specific implications of the transaction and the due-bill procedures.

About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

Bluegreen Vacations Corporation:

Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, vacation ownership plan with approximately 219,000 owners, 68 Club and Club Associate Resorts and access to nearly 11,400 other hotels and resorts through partnerships and exchange networks as of June 30, 2020. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is approximately 93% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

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Forward-Looking Statements:

This press release contains forward-looking statements. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and involve risks, uncertainties and other factors, many of which are beyond the Company’s control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, risks related to the proposed spin-off of New BBX Capital, including that actual plans, actions and results relating to the spin-off may differ materially from current expectations; that the spin-off may not be consummated on the contemplated terms, or at all; that the distribution may not occur on the date currently contemplated; uncertainties regarding the trading of New BBX Capital’s Class A Common Stock and/or Class B Common Stock, including that it may not commence when or as currently anticipated; that the Company may, in the sole discretion of its Board of Directors, abandon the spin-off at any time prior to its consummation; that, if consummated, the spin-off may not result in the benefits anticipated; uncertainties related to the tax effects of the spin-off to the Company’s shareholders; and the other risks and uncertainties set forth in the proxy statement for the special meeting of the Company’s shareholders at which the spin-off will be considered for approval, including the “Risk Factors” section thereof. In addition, reference is also made to other risks and factors detailed in reports filed by the Company with the SEC, including the Company Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which may be viewed on the SEC’s website at www.sec.gov or in the Investor Relations section of the Company’s website at www.BBXCapital.com. The foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and it specifically disclaims any obligation, to update or supplement any forward-looking statements, except as may be required by law.

Additional Information and Where to Find it

On August 27, 2020, the Company filed with the SEC and mailed to its shareholders a definitive proxy statement for a special meeting of its shareholders to vote on the proposed spin-off of New BBX Capital. The Company has also filed with the SEC certain other documents that are incorporated by reference into the proxy statement. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE INFORMATION INCORPORATED THEREIN BY REFERENCE CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING A VOTING DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF.

Copies of all documents filed by the Company with the SEC, including the proxy statement and information incorporated therein by reference, are available, free of charge, on the SEC’s website at www.sec.gov and in the Investor Relations section of the Company website at www.BBXCapital.com. In addition, the Company’s shareholders may obtain copies of the documents filed by the Company with the SEC at no charge by contacting the Company’s Investor Relations Department by mail at BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, or by phone at 954-940-5300. Shareholders may also contact Laurel Hill Advisory Group, LLC, the Company’s proxy solicitor, toll-free at (888) 742-1305 for copies of the proxy statement and information incorporated therein by reference.

Participant Information

The Company and its directors and executive officers may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed spin-off. Information regarding the Company’s directors and executive officers, including their names and interests in the Company, is set forth in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on April 29, 2020. This document can be obtained free of charge from the sources indicated above. Additional information regarding the Company’s directors and executive officers and their interests in the Company and the proposed spin-off is contained in the proxy statement filed by the Company with the SEC and mailed to the Company’s shareholders.

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